Exhibit 10.28

CONFIDENTIAL TREATMENT REQUESTED

SK#13624

RESEARCH AND LICENSE AGREEMENT

BETWEEN

SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH

AND

MABVAX THERAPEUTICS, INC.

TABLE OF CONTENTS

PREAMBLE ARTICLES:

1	DEFINITIONS	2

2	RESEARCH COLLABORATION AND TRANSFER OF BIOLOGICAL MATERIAL	7

3	OWNERSHIP OF MATERIALS AND INTELLECTUAL PROPERTY	8

4	GRANT	10

5	DUE DILIGENCE	11

6	PAYMENTS	12

7	CONFIDENTIAL INFORMATION	14

8	REPORTS AND RECORDS	16

9	INFRINGEMENT	17

10	INDEMNIFICATION, PRODUCT LIABILITY	19

11	EXPORT CONTROLS	20

12	NON-USE OF NAMES	21

13	ASSIGNMENT	21

14	TERMINATION	21

15	PAYMENTS, NOTICES AND OTHER COMMUNICATIONS	22

16	MISCELLANEOUS PROVISIONS	23

Exhibits

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

This Agreement is effective on the date last subscribed below (the “Effective Date”), and is by and between Sloan-Kettering Institute for Cancer Research (hereinafter referred to as “SKI”), a New York membership corporation with principal offices at 1275 York Avenue, New York, New York 10065, and MabVax Therapeutics, Inc., a corporation with principal offices located at 11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121 (“Company”).

WITNESSETH

WHEREAS, SKI has been engaged in research efforts focused on the development of conjugated tumor antigens as cancer vaccines; and

WHEREAS, SKI plans to conduct human clinical trials on such cancer vaccines which are expected to generate antisera against tumor antigens; and

WHEREAS, Company has expertise in the discovery, development and production of monoclonal antibodies using the lymphocytes of naturally exposed or vaccinated donors; and

WHEREAS, Company seeks to commercially develop monoclonal antibodies derived from the SKI human clinical trials for therapeutic and diagnostic uses through a vigorous and diligent program whereby public utilization shall result therefrom;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1 “Affiliate” shall mean any person, firm, corporation or other entity controlling, controlled by, or under common control with a party hereto. For the purpose of the preceding sentence, the term “control” shall mean ownership, directly or indirectly, of more than 50% of the equity capital or the authority, directly or indirectly, to appoint a majority of the directors of another entity. With regard to SKI, “Affiliate” shall mean the Memorial Sloan-Kettering Cancer Center and the Memorial Hospital for Cancer and Allied Diseases.

1.2 “Biological Material” shall mean human blood and lymphocytes obtained from patients enrolled in the Participating SKI Clinical Trials.

1.3 “Collaboration Materials” shall mean (i) any and all materials (including without limitation monoclonal antibodies) developed in the course of the Development Program using the Biological Material and (ii) any derivatives of the foregoing materials.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.4 “Commercially Reasonable Efforts” shall mean the efforts and resources of similarly situated companies that are consistent with sound business judgment taking into consideration product labeling, the development potential, regulatory environment, market potential, economic return, and competitive market conditions, all measured by the facts and circumstances at the time such efforts are due.

1.5 “Development Program” shall mean the research to be conducted by Company as described in Exhibit B.

1.6 “Development Technology” shall mean (i) any and all Collaboration Materials, and (ii) any and all intellectual property rights in and to any Program Inventions (including, without limitation, Program Patent Rights).

1.7 “FDA” shall mean the United States Food and Drug Administration, its equivalent in another country, or successor agencies thereto.

1.8 “First Commercial Sale” means, in each country, the first commercial sale, where sale means delivery, billing out or invoicing, whichever comes first, of a Licensed Product by Company, its Affiliates or sublicensees to any person or entity other than Company, its Affiliates or sublicensees following Regulatory Approval in the country in which the sale is made.

1.9 A “Licensed Process” shall mean any process which is covered in whole or in part by a Valid Claim of the SKI Program Patent Rights or Joint Program Patent Rights in any country in which such process is practiced.

1.10 A “Licensed Product” shall mean any product or part thereof made, leased, used or sold by or on behalf of Company which:

(a) is or contains a Collaboration Material; or

(b) is covered in whole or in part by a Valid Claim of SKI Program Patent Rights or Joint Program Patent Rights in the country in which any product or part thereof is made, leased, used or sold; or

(c) is manufactured by using a Licensed Process.

1.11 “Net Sales” shall mean Company’s and its Affiliates and sublicensees’ gross invoiced sales of Licensed Products or Licensed Processes less the sum of the following:

(a) Discounts actually allowed and granted (including, without limitation, cash discounts and quantity discounts), retroactive price reductions, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers (a “Discount”); provided however, that where any such Discount is based on sales of a bundled set of products in which such Licensed Product is included, the Discount shall be allocated to such Licensed Product on a

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

pro rata basis based on the sales value (i.e., the unit average selling price multiplied by the unit volume) of the Licensed Product relative to the sales value contributed by the other constituent products in the bundled set, with respect to such sale;

(b) Credits or allowances actually granted upon claims, damaged goods, rejections or returns of such Licensed Product, including such Licensed Product returned in connection with recalls or withdrawals;

(c) Freight out, postage, shipping and insurance charges for delivery of such Licensed Product;

(d) Taxes, tariffs, excise, sales, duties, or other taxes levied on, absorbed or otherwise imposed on the sale of such Licensed Product or Licensed Process, including, without limitation, value-added taxes, or other governmental charges otherwise imposed upon the billed amount, as adjusted for rebates and refunds, to the extent not paid by a third party; and

(e) Bad debts and uncollectible receivables provided that, in any calendar year, such deduction for bad debts and uncollectible receivables will not exceed four percent (4%) of the total billings for sales of Licensed Products and Licensed Processes sold in that year.

In the event a drug product in a finished dosage form contains a Licensed Product in combination with one or more other therapeutically active ingredients or with a carrier molecule or an immunological adjuvant (in each case, a “Combination Product”), the Net Sales of the Licensed Product, for the purposes of calculating royalty payments of this Agreement, shall be determined by multiplying the Net Sales (as defined above in this Section) of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average invoice price in a particular country of the Licensed Product when sold separately in finished form and B is the weighted average invoice price in that country of the other active ingredient(s) sold separately in finished form. In the event that such average invoice price cannot be determined for both the Licensed Product and the other active ingredient(s) in the Combination Product, Net Sales for purposes of determining royalty payments shall be agreed by the parties based on the relative value contributed by each component. In the case of a Combination Product that contains one or more other therapeutically active ingredients, in no event shall Net Sales for purposes of determining royalty payments be less than fifty percent (50%) of the Net Sales of the Combination Product. In the case of a Combination Product that contains a carrier molecule or adjuvant but does not contain another therapeutically active ingredient, in no event shall Net Sales for purposes of determining royalty payments be less than seventy five percent (75%) of the Net Sales of the Combination Product.

For purposes of calculating Net Sales, sales between or among Company or its Affiliates or sublicensees shall be excluded from the computation of Net Sales, but sales by Company or its Affiliates or sublicensees to third parties shall be included in the computation of Net Sales.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Licensed Products shall be considered “sold” when billed or invoiced. In the case of any sale which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment or when the Licensed Product is paid for, if paid for before shipment or invoice.

In the case of any sale or other disposal for value, such as barter or counter-trade, of the Licensed Product, or part thereof, other than in an arm’s-length transaction exclusively for money, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of the Licensed Product in the country of sale or disposal.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by Company and on its payroll, or for cost of collections.

Net Sales shall be determined in accordance with GAAP.

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Licensed Products for which Company receives no consideration used (i) for promotional or sampling purposes and (ii) in preclinical studies or clinical trials or in compassionate use programs, shall not be considered in determining Net Sales.

1.12 “Non-Royalty Sublicense Revenue” shall mean the amount actually received by Company from sublicensees arising from the grant of a sublicense of the right to make or sell Licensed Products or Licensed Processes, including, but not limited to, up-front license fees, license issue fees, maintenance fees and milestone payments paid by a sublicensee to Company in consideration for the grant by Company of a sublicense of the right to make or sell Licensed Products or Licensed Processes; provided, however, that “Non-Royalty Sublicense Revenue” shall in any event exclude: (A) royalties paid to Company by a sublicensee based on such sublicensee’s sale of Licensed Products or Licensed Processes; (B) any payments by a sublicensee to Company that are tied directly to the provision of goods and services by Company to such sublicensee (including, without limitation, research and development funding) to compensate Company for the fair market value of the provision of such goods and services; (C) payments for equity or debt securities of Company (except to the extent such payments exceed the fair market value of such securities on the date of issuance); and (D) reimbursement of patent costs actually incurred by Company.

1.13 “Participating SKI Clinical Trials” shall mean those human clinical trials listed in Exhibit A, which are to be conducted at Memorial Sloan-Kettering Cancer Center, and from which Biological Material is planned to be obtained.

1.14 “Patent Rights” shall mean all patent filings, utility model filings and design filings, whether granted (issued), or not and all foreign counterparts of any of the foregoing, including but not limited to patent applications, continuations, continuations-in-part, additions, divisionals, provisionals or any substitute applications, black box applications, registration applications, supplementary protection certificate applications, and including granted (issued)

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

patents with respect to any of such application, including reissue patents, re-examination patents, renewal patents, extensions including supplementary protection certificates, confirmation patents or registration patents and patents of addition.

1.15 “Phase 1 Clinical Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 1 study as defined in 21 CFR § 312.21(a) (or its successor regulation).

1.16 “Phase 2 Clinical Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 2 study as defined in 21 CFR § 312.21(b) (or its successor regulation).

1.17 “Phase 3 Clinical Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or its successor regulation).

1.18 “Program Inventions” shall mean new and useful processes, machines, manufactures or compositions of matter that a) Are conceived either prior to or during the performance of the Development Program and are first reduced to practice during the performance of the Development Program and b) Relate to the Biological Material or the Collaboration Material or claim in whole or in part the Collaboration Materials.

1.19 “Program Patent Rights” shall mean Patent Rights claiming Program Inventions.

1.20 “Regulatory Approval” shall mean all authorizations by the appropriate governmental entity or entities necessary for commercial sale of a Licensed Product or Licensed Process in that country including, without limitation and where mandatory, approval of labeling, price, reimbursement and manufacturing.

1.21 “Royalty Term” shall mean, in the case of any Licensed Product or Licensed Process in any country, the period of time commencing on the First Commercial Sale of such Licensed Product or Licensed Process in such country and ending upon the later of (a) the expiration of the last-to-expire Valid Claim within the SKI Program Patent Rights and SKI’s Interest in Joint Program Patents which the Licensed Product or Licensed Process would infringe in such country but for this Agreement, or (b) twelve (12) years after the date of First Commercial Sale of such Licensed Product or Licensed Process in such country.

1.22 “Royalty Year” shall mean each twelve (12) month period commencing January 1 and ending December 31 during the term of this Agreement. For the first year of this Agreement, the Royalty Year shall be the period of time between the signing of the Agreement and December 31.

1.23 “SKI Patents” means the patents listed in Exhibit E and any additional patent rights controlled by SKI that SKI agrees dominate the Licensed Products or the Licensed Processes and for which SKI has the unencumbered right to give to Company a nonexclusive research and development license, as long as such additional patent rights are added to Exhibit E through an amendment of the Agreement.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.24 “Valid Claim” shall mean a claim of (i) any granted, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and that has not been lost through interference proceedings or by intentional or unintentional abandonment, or (ii) a pending patent application; provided, however, that if a claim of a pending patent application shall not have issued within five (5) years after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for purposes of this Agreement unless and until a patent issues with such claim.

ARTICLE 2

RESEARCH COLLABORATION AND TRANSFER OF BIOLOGICAL MATERIAL

2.1 SKI shall use its best efforts to initiate the Participating SKI Clinical Trials listed in Exhibit A on a timely basis, subject to Institutional Review Board (“IRB”) and FDA approvals.

2.2 SKI makes no warranty that (a) any of the Participating SKI Clinical Trials will be initiated, (b) any of the Participating SKI Clinical Trials will commence at a specific time, or (c) any of the Participating SKI Clinical Trials will yield Biological Materials. SKI shall not be liable to Company if any of the Participating SKI Clinical Trials are not carried out, not commenced when expected, or do not yield Biological Materials.

2.3 Subsequent to the commencement of a Participating SKI Clinical Trial and subject to the detection of appropriate immune responses to the administered cancer vaccine or vaccines from patients enrolled therein, SKI will make available to Company, on an exclusive (as to any other commercial or non-commercial entity except for SKI and its affiliates) basis the Biological Material for use in the Development Program according to the quantities and schedule in Exhibit C. Exhibit C may be revised when agreed upon in writing by SKI and the Company or as required by an IRB or the FDA.

2.4 Company shall pay to SKI the sum of [*****] per patient as cost reimbursement (provided that such Biological Material sample meets the criteria specified in Exhibit C, as such exhibit may be amended from time to time).

2.5 Company agrees that its use of the Biological Material shall be for the performance of the Development Program only

2.6 Company may not transfer the Biological Material to a third party without the prior written permission of SKI except that Company may transfer the Biological Material to a third party that is specifically engaged by agreement to perform Development Program activities

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

on Company’s behalf. All third party uses and users of the Biological Material shall comply with the relevant terms of this Agreement.

2.7 SKI represents and warrants that, prior to initiating any Participating SKI Clinical Trial, SKI will have obtained from an IRB, in accordance with all applicable federal, state and local laws and regulations (including 45 C.F.R. part 46), appropriate assurance that such Participating SKI Clinical Trial is designed in a manner appropriate to ensure that the participating subjects are protected. Such assurance shall include, without limitation, IRB approval of the form of informed consent agreement to be signed by each human subject participating in such Participating SKI Clinical Trial or his or her legal representative (the “Consent”), which Consent shall (i) comply with all applicable federal and state laws and regulations, (ii) expressly include the subject’s consent to the collection of Biological Material, the donation of the Biological Material to SKI, the transfer of the Biological Material to Company, and the use of Biological Material to conduct the Development Program; and (iii) contain an express acknowledgment by or on behalf of the subject that he or she is relinquishing any right or claim to any inventions, new techniques, technology, product or other economic opportunity that may result from the use of the Biological Material.

2.8 Company agrees to comply with all governmental and National Institutes of Health regulations and guidelines which are applicable to the Company’s use of the Biological Materials. Since not all of the Biological Materials’ characteristics are known, they should be used with caution and prudence.

2.9 SKI will make available to the Company sufficient quantities, to be mutually agreed by the parties in writing, of the polyvalent vaccines used in the clinical trials listed in Exhibit A, and the monovalent components of those vaccines, for use in the Development Program. The use of the supplied vaccines will be limited to the Development Program and subject to the provisions of Section 4.2.

ARTICLE 3

OWNERSHIP OF MATERIALS AND INTELLECTUAL PROPERTY

3.1 SKI retains title and all rights to the Biological Material subject to the rights granted herein.

3.2 SKI understands and agrees that Company will have ownership claims of any right, title, and interest over the Collaboration Materials that Company creates by itself or together with third parties. SKI shall not claim ownership of any right, title, and interest in and to the Collaboration Materials

3.3 Inventorship of Program Inventions shall be determined in accordance with U.S. patent laws. Any Program Invention that is invented solely by one or more employees or consultants of Company (each, a “Company Program Invention”), and Program Patent Rights

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

claiming such Company Program Invention (“Company Program Patents”), shall be solely owned by Company. Any Program Invention that is invented solely by one or more employees or consultants of SKI (each, a “SKI Program Invention”), and Program Patent Rights claiming such SKI Program Invention (“SKI Program Patents”) shall be solely owned by SKI. “SKI Program Patents” shall not include the Patent Rights listed in Exhibit E hereto. Any Program Invention that is invented jointly by one or more employees or consultants of SKI and one or more employees or consultants of Company (each, a “Joint Program Invention”), and Program Patent Rights claiming such Joint Program Invention (“Joint Program Patents”), shall be jointly owned by SKI and Company.

3.4 Company shall have the sole right to control prosecution and maintenance of Company Program Patents, at Company’s sole expense.

3.5 SKI shall diligently prosecute and maintain the SKI Program Patents in the United States and in such countries as are determined by SKI and agreed to by Company, using counsel of its choice. Company shall be responsible for and pay all future costs and expenses incurred by SKI for the preparation, filing, prosecution, issuance, and maintenance of the SKI Program Patents. If Company does not agree to bear the expense of filing patent applications in any foreign countries in which SKI wishes to obtain patent protection, then SKI may file and prosecute such applications at its own expense and any license granted hereunder shall exclude such countries. SKI shall provide Company with copies of all relevant documentation so that Company may be informed and to give Company reasonable opportunity to advise SKI of the continuing prosecution, and Company agrees to keep this documentation confidential.

3.6 During the term of this Agreement, Company shall have the first right to control prosecution and maintenance of Joint Program Patents, at Company’s sole expense. If Company elects not to pursue the prosecution or maintenance of a Joint Program Patent in a particular country, then Company shall so notify SKI promptly in writing and in reasonable time to enable SKI to meet any deadlines by which an action must be taken to establish or preserve any such rights in such Joint Program Patent in such country. Upon receipt of each such notice from Company or if, at any time, Company fails to initiate any such action after a request by SKI that Company do so, SKI shall have the right, but not the obligation, to pursue the filing or support the continued prosecution or maintenance of such Joint Program Patent at its expense in such country. If SKI elects to pursue such filing or continue such support, then SKI shall notify Company of such election and Company agrees to give up ownership of such Joint Program Patent. Each party shall, at the other party’s request, assist and cooperate in the filing and prosecution of any application, amendment, submission, response or correspondence with respect to any Joint Program Patent in accordance with this Agreement, including but not limited to, execution and delivery of all necessary documents. Each party shall provide the other party, sufficiently in advance for the other party to comment, with copies of all patent applications and other material submissions and correspondence with any patent counsel or patent authorities pertaining to the Joint Program Patents, and shall give due consideration to the comments of the other party.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 4

GRANT

4.1 SKI hereby grants to Company an exclusive, worldwide right and license, including the right to sublicense, to the Biological Materials and the SKI Program Patents and SKI’s interest in Joint Program Patents to discover, develop, make, have made, use, sell, have sold, offer for sale and import Collaboration Materials and Licensed Products and to practice Licensed Processes, during the term of this Agreement, subject to the rights reserved or observed in Sections 4.3.

4.2 SKI hereby grants to Company a nonexclusive research and development license for Company to practice the use of SKI’s cancer vaccines identified in the SKI Patents and the antigens which they contain (to the extent that SKI has a Valid Claim on any antigens included in any or all vaccines) for the purpose of discovering, developing, making, having made, and commercializing Collaboration Materials, Licensed Products and Licensed Processes, and not for human use.

4.3 Notwithstanding any other provisions of this Agreement, it is agreed that SKI and its Affiliates shall retain the right to utilize all SKI Program Inventions, SKI’s Interest in Joint Program Inventions, Biological Materials and Development Technology for internal non-commercial teaching and research activities. Upon SKI’s request and upon execution of the Material Transfer Agreement between the Company and SKI attached as Exhibit G, Company will reasonably supply Collaboration Materials to SKI for these purposes. These research activities shall be under the direction of Dr. Philip Livingston and are subject to such Material Transfer Agreement. All rights reserved to the United States Government under 35 USC §§ 200-212, as amended, shall remain and shall in no way be affected by this Agreement.

4.4 Company hereby agrees that every sublicensing agreement to which it shall be party and which shall relate to the rights, privileges and license granted hereunder shall contain an acknowledgment by the sublicensee of the duration of the Royalty Term.

4.5 Company agrees that any sublicenses granted by it shall provide that the obligations to SKI of Article 5, Sections 5.1 and 5.2, and Articles 7, 8, 9, 10, 11, 12, 13, 14 and 16 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement.

4.6 Each Party agrees to be named as a party, if necessary, to bring or maintain a lawsuit involving a Joint Program Patent.

The license granted hereunder shall not be construed to confer any rights upon Company by implication, estoppel or otherwise, except as expressly set forth herein.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 5

DUE DILIGENCE

5.1 Company and its sublicensees shall use Commercially Reasonable Efforts to bring Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Development Technology and to continue active, diligent marketing efforts for one or more Licensed Products or Licensed Processes which have received Regulatory Approval throughout the life of this Agreement. Notwithstanding Company’s intentions and obligations, Company expressly disclaims any representation or warranty that any development or marketing activities will be successfully completed, and SKI expressly acknowledges the possibility that, despite Company’s use of Commercially Reasonable Efforts, any or all development and marketing activities with respect to Licensed Products and Licensed Processes may be unsuccessful.

5.2 In addition, Company shall adhere to the following milestones:

(a) Company has delivered to SKI prior to the execution of this Agreement, its Development Plan as Exhibit F which shall include a business, research and development plan including, for example, time planned for each phase of development of the Development Technology for a three (3) year period. Similar reports shall be provided to SKI annually within sixty (60) days of the anniversary of the Effective Date to relay update and status information on Company’s business, research and development progress, including projections of activity anticipated for the next reporting year.

(b) Company shall be solely responsible for diligently and promptly taking all reasonable steps to secure all required and/or necessary governmental approvals to sell, exploit, or market any and all Licensed Products. Company shall advise SKI, through annual reports described in Section 5.2(a) above, of its program of development for obtaining said approvals.

5.3 Company’s material breach of section 5.1 shall entitle SKI to terminate the rights granted to Company under section 4.2 of this Agreement, subject to Company’s right to cure thereunder. Termination of the rights granted to Company under Section 4.2 of this Agreement as per this Section shall not affect all other rights granted to Company in this Agreement.

5.4 Company warrants that it has raised sufficient funds in a Series A investment to fully fund the Development Program in Exhibit B as evidenced by the letter outlining the commitment from the Company’s investor, attached as Exhibit D.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 6

PAYMENTS

6.1 For the rights and the privileges and licenses granted in Sections 4.1 and 4.2 hereunder, Company shall pay to SKI, in the manner hereinafter provided, during the Royalty Term of this Agreement or until this Agreement shall be terminated as hereinafter provided, whichever occurs first:

(a) A license issue fee of five thousand dollars ($5,000), payable within forty-five (45) days of the Effective Date.

(b) A fee of five thousand dollars ($5,000), payable within forty-five (45) days of the start of the third clinical trial of any of the clinical trials listed in Exhibit A.

(c) Royalties as follows:

(i) A royalty in an amount equal to [*****] of the Net Sales by Company, Affiliate or any sublicensee, of the Licensed Products or Licensed Processes. Royalties under this Section 6.1(b)(i) shall be payable on a country-by-country and Licensed Product-by-Licensed Product or Licensed Process-by-Licensed Process basis for the period equal to the Royalty Term for such Licensed Product or Licensed Process in such country.

(ii) If one or more follow-on protein products or a biosimilar product that is a generic equivalent product or considered a bio-similar product (the “Biosimilar”) and is marketed for the same indication and in the same Territory as a Licensed Product (the “Non-exclusive Licensed Product”), [*****], provided however that in no case shall such reduction lower the amount of royalties otherwise payable for that Non-exclusive Licensed Product by more than [*****].

(iii) If Company, its Affiliates or its Sublicensees pay third party royalties on the sales of a Licensed Product or the practice of a Licensed Process, in any country in the Territory in consideration for third party patent rights (the “Third Party Royalty Payment”), the royalties payable under this Article 6.1(c) on such Licensed Product or Licensed Process in such country in the Territory, [*****]; provided, however, that in no case shall such reduction lower the amount of royalties otherwise payable under this Article 6.1(c) by more than [*****];

(iv) The Company shall have the right to reduce its royalty payments to SKI if after using Commercially Reasonable Efforts a Licensed Product is sublicensed to a third-party and the resulting sublicense royalty does not allow the Company to receive a royalty amount at least equal to the royalty amount due SKI. In such a case, the sublicense royalty will be divided equally between the Company and SKI.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(v) [*****] of Non-Royalty Sublicense Revenue.

(d) Milestone payments as follows for each Licensed Product to achieve the milestone:

(i) in the event such milestone is achieved by Company:

(1)	[*****] upon the initiation of the first Phase 1 Clinical Trial;

(2)	[*****] upon the initiation of a Phase 3 Clinical Trial;

(3)	[*****] upon filing of an NDA;

(4)	[*****] upon First Commercial Sale in the United States; and

(5)	[*****] upon First Commercial Sale in each of the following four countries: Japan, Germany, United Kingdom, and France.

For the avoidance of doubt, if a particular Licensed Product contains or comprises two or more distinct Collaboration Materials, each of the foregoing milestone payments shall be payable only one time for such Licensed Product, notwithstanding the fact that such Licensed Product contains or comprises two or more distinct Collaboration Materials.

(ii) in the event a milestone is achieved by a sublicensee, the amount due under 6.1(c)(i) above plus [*****] of any amount in excess of such amount paid by a sublicensee to Company.

For the avoidance of doubt, the payments specified in this Section 6.1 are payable regardless of the ownership of the Development Technology on which the applicable Licensed Product is based.

6.2 If Company receives from sublicensees anything of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, Company shall pay SKI royalty or other payments as required by Section 6.1(b), based on the fair market value of such payment, unless SKI waives in writing such payment obligation.

6.3 Company is not obligated to pay multiple royalties if any Licensed Product or Licensed Process is covered by more than one Valid Claim of the Program Patent Rights or the same Licensed Product or Licensed Process is covered by Valid Claims in two or more countries.

6.4 Payments shall be paid in United States dollars in New York, NY, or at such other place as SKI may reasonably designate consistent with the laws and regulations controlling in

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

any foreign country, but not in any other currency. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the JP Morgan Chase Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

6.5 Interest

(a) Company shall pay to SKI interest on any amounts not paid when due. Such interest will accrue from the fifteenth (15th) day after the payment was due at an annual rate two percent (2%) above the daily prime interest rate, as determined by The JP Morgan Chase Bank (N.A.) or its successor entity, on each day the payment is delinquent, and the interest payment will be due and payable on the first day of each month after interest begins to accrue, until full payment of all amounts due SKI is made.

(b) SKI’s rights to receive such interest payments shall be in addition to any other rights and remedies available to SKI.

(c) If the interest rate required in this Subsection exceeds the legal rate in a jurisdiction where a claim for such interest is being asserted, the required interest rate shall be reduced, for such claim only, to the maximum interest rate allowable in the jurisdiction.

ARTICLE 7

CONFIDENTIAL INFORMATION

7.1 It may be necessary or desirable for the parties to disclose proprietary, trade secret and/or information relating to patients, Participating SKI Clinical Trials, Collaboration Materials, the Development Program, Licensed Products and/or Licensed Processes (hereinafter “Confidential Information”) to one another.

7.2 All medical records (or other patient information) are Confidential Information of SKI, and do not need to be marked “Confidential.” SKI will make all attempts to ensure that any information revealing patient identifiable health information of the patients contributing Biological Material will be removed. Company agrees to make best efforts to erase and remove any such identifying information that may remain despite SKI’s precautions. There shall be no time limit on the parties’ obligation to maintain the confidentiality of patient identifiable health information, including information whose identifiers may be ascertained by the exercise of reasonable effort through investigation.

7.3 Any other Confidential Information shall be marked as “Confidential” or, if provided to the other party orally, shall be reduced to writing marked as “Confidential” and sent to the other party within thirty (30) days of the oral disclosure, except that this requirement shall not apply to patient information, which is always Confidential Information. Each party agrees that Confidential Information of the other party disclosed to it or to its employees shall remain

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

confidential during the term of this Agreement and for five (5) years after expiration or termination hereof. Notwithstanding the foregoing, in the event of termination of this Agreement, upon Company’s prior written consent, not to be unreasonably withheld, SKI may disclose to third parties such Confidential Information pertaining to Joint Program Inventions and Program Patent Rights claiming such Joint Program Inventions as is reasonably necessary for SKI to identify other potential licensee’s of SKI’s technology. Except as otherwise expressly set forth herein, Confidential Information shall:

(a) be used only in connection with the legitimate purposes of this Agreement;

(b) be disclosed only to those who have a need to know it; and

(c) be safeguarded with the same care normally afforded confidential information in the possession, custody or control of the party holding the Confidential Information.

The foregoing shall not apply when, after and to the extent the receiving party can demonstrate by competent evidence that the Confidential Information disclosed:

(i) was in the public domain prior to the date of the disclosure; or

(ii) enters the public domain through no breach of this Agreement by the receiving party; or

(iii) was already known to the receiving party at the time of disclosure; or

(iv) is subsequently received by the receiving party on a non-confidential basis in good faith from a third party without breaching any confidential obligation between the third party and the disclosing party; or

(v) was independently developed, as established by tangible evidence, by the receiving party without reference to information or material provided by the disclosing party; or

(vi) is required to be disclosed for minimal compliance with court orders, statutes or regulations or SKI/MEMORIAL audits for compliance with such regulatory requirements, provided that prior to any such disclosure to the extent reasonably practicable, the party from whom disclosure is sought shall promptly notify the other party and shall afford such other party the opportunity to challenge or otherwise lawfully seek limits upon such disclosure of Confidential Information.

(vii) Company is hereby authorized to release Confidential Information to employees, agents, consultants, contractors, manufacturers, service providers, bankers,

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

securities advisors and the like who are under an obligation of confidentiality and require the information to perform their duties. Company is hereby authorized to release Confidential Information to its potential Sublicensees for the purpose of negotiating and granting of Sublicenses thereof, provided that Company takes reasonable precautions to safeguard such Confidential Information of SKI. Company is authorized to release Confidential Information for the purpose of prosecuting and enforcing Program Patents, obtaining marketing approvals, and making regulatory submissions.

ARTICLE 8

REPORTS AND RECORDS

8.1 Company shall keep, and shall require its Affiliates and sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to SKI hereunder. Said books and records shall be maintained for a period of no less than four (4) years following the period to which they pertain. SKI shall have the right to cause an independent, certified public accountant reasonably acceptable to Company to audit such records to confirm payments due hereunder for a period covering not more than the preceding four (4) years. Such audits may be exercised no more than once per year during normal business hours upon reasonable prior written notice to Company. No accounting period of Company shall be subject to audit more than one time for the same purpose. SKI shall bear the full cost of such audit unless such audit discloses an underpayment by Company of more than ten percent (10%) or $50,000, for any twelve (12) month period, in which case, Company shall bear the full cost of such audit and shall promptly remit to SKI the amount of any underpayment, plus interest as stipulated in Section 6.5.

8.2 Company, within sixty (60) days after June 30 and December 31 of each year, shall deliver to SKI true and accurate reports, giving such particulars of the business conducted by Company and its sublicensees during the preceding six-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. Company shall use commercially reasonable efforts to obtain such reports from sublicensees as are necessary to fulfill its reporting requirements under this Section 8.2, but it shall not be deemed a material breach of this Agreement by Company if, notwithstanding Company’s commercially reasonable efforts, Company is unable to timely report regarding its sublicensees’ activities as a result of such sublicensees’ failure to timely provide the requisite information to Company. These shall include at least the following, to be itemized per Licensed Product and Licensed Process:

(a) Number of Licensed Products and Licensed Processes commercially used, manufactured and sold, rented or leased.

(b) Total billings for Licensed Products and Licensed Processes commercially used, sold, rented or leased.

(c) Deductions applicable as provided in the definition of Net Sales.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(d) Total royalties due.

(e) Names and addresses of all sublicensees of Company.

(f) Total royalty income from all revenues subject to sublicensees’ royalties.

(g) Total Non-Royalty Sublicense Revenue.

8.3 With each such report submitted, Company shall pay to SKI the royalties due and payable under this Agreement. If no royalties shall be due, Company shall so report.

8.4 Each milestone payment shall be reported and paid within thirty (30) days after achievement of the corresponding milestone.

8.5 Company agrees to forward to SKI a copy of any and all fully executed sublicense agreements, provided that Company shall have the right to redact from such copy any financial or other terms that Company deems confidential and that are not necessary for SKI to ascertain Company’s compliance with this Agreement, and further agrees to timely forward to SKI a copy of payment reports received by Company from its sublicensees during the preceding Royalty Year.

ARTICLE 9

INFRINGEMENT

9.1 Each party shall promptly notify the other in writing of any alleged or threatened infringement of any Program Patent or any alleged or threatened misappropriation of any Program Invention of which it becomes aware.

9.2 Company shall have the obligation to address a potential infringement of any SKI Program Patent by taking one of the following actions: (a) entering into a sublicense agreement with a company suspected of infringement, (b) bring and control any action or proceeding with respect to infringement of any SKI Program Patents at Company’s own expense and by counsel of its own choice, and SKI shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, or (c) determining that no action is required. In each case, Company shall consult with SKI to seek the written consent of SKI for a particular action. Such consent of SKI shall not be unreasonably withheld. If Company fails to bring any such action or proceeding within (a) one hundred twenty (120) days following the notice of alleged infringement or misappropriation, or (b) thirty (30) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, and the Company and SKI cannot agree on a course of action to address the potential infringement, then SKI shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Company shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

9.3 In the event a party brings an action for infringement of any SKI Program Patents and Joint Program Patents in accordance with this Article 9, such party shall keep the other party fully informed of the status and results of such action, and the other party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney, and, to the extent possible, having its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. The party bringing an action shall have the right to join the other party as a party plaintiff if such action is necessary to bring or maintain the action and all costs of that action shall be borne by the party bringing the action.

9.4 Neither party shall have the right to settle any patent infringement litigation under this Article 9 with respect to SKI Program Patents and SKI Joint Program Patents without the prior written consent of the other party, which shall not be unreasonably withheld, delayed, or conditioned.

9.5 Except as otherwise agreed by the parties in connection with a cost-sharing arrangement, any recovery realized as a result of litigation described in this Article 9 (whether by way of settlement or otherwise) will be first allocated to reimbursement of unreimbursed legal fees and expenses incurred by the party initiating the proceeding, then toward reimbursement of any of unreimbursed legal fees and expenses of the other party, and then the remainder will be retained by the party that brought such proceedings, except that, if Company is the party that brought such proceedings, any portion of such remainder that was awarded to Company on the basis of lost sales, lost profits or a reasonable royalty with respect to Licensed Products or Licensed Processes shall be treated as Net Sales for purposes of this Agreement, and any portion of such remainder that was awarded to Company as punitive or other extraordinary damages for the applicable infringement or misappropriation shall be treated as Non-Royalty Sublicense Revenue.

9.6 In the event Company is sued for infringement or misappropriation of a third party’s intellectual property rights in connection with the exercise of its license rights hereunder, or threatened with such suit, or is enjoined from exercising such license rights, Company will use Commercially Reasonable Efforts to determine how and whether to defend against such charges of infringement or misappropriation. Company shall be solely responsible for its costs, including expenses, judgments and settlements, in connection with the foregoing. Company may not deduct from payments due to SKI hereunder any portion of its costs related to any defense, judgment or settlement of such action.

9.7 Company or its Affiliates will be responsible for, and shall have sole discretion in, selecting trademarks for the use on or in connection with Licensed Products and Licensed Processes throughout the world. Company or its Affiliate will be responsible for registration of such trademarks, in its discretion, and will be the sole owner of such trademarks, including all goodwill related thereto.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 10

INDEMNIFICATION, PRODUCT LIABILITY

10.1 Company shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless SKI and its Affiliates, their Board of Managers, officers, employees and affiliates (“SKI Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including legal expense and reasonable attorneys’ fees (“Indemnified Losses”), arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) and/or Licensed Process(es), from Company’s use, handling or storage of the Biological Materials, or arising from any breach of any representation or warranty of Company hereunder, except to the extent such Indemnified Losses result from the gross negligence or willful misconduct of SKI or SKI’s breach of this Agreement.

10.2 SKI shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless Company and its Affiliates, their Board of Directors, officers, employees and affiliates (“Company Indemnitees”), from and against any and all Indemnified Losses to which any such Company Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Indemnified Losses arise out of SKI’s or its Affiliate’s use, handling or storage of any Biological Material, SKI Program Invention or Joint Program Invention or any breach of any representation or warranty of SKI.

10.3 For the term of this Agreement, upon the commencement of clinical use, production, sale, or transfer, whichever occurs first, of any Licensed Product or Licensed Process, Company shall obtain and carry in full force and effect general liability insurance which shall protect Company and SKI in regard to events covered by Section 10.1 above. Such insurance shall be written by a reputable insurance company, shall list SKI as an additional named insured thereunder, shall be endorsed to include liability coverage, and shall require thirty (30) days written notice to be given to SKI prior to any cancellation or material change thereof. The limits of such insurance shall not be less than two million dollars ($2,000,000) per occurrence with an annual aggregate of five million dollars ($5,000,000) for personal injury, death or property damage. Company shall provide SKI with Certificates of Insurance evidencing the same.

10.4 Each party represents and warrants to the other that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

10.5 SKI represents that to the best of its knowledge owns the SKI Patents, and has the right to grant to Company the rights and licenses provided for herein. SKI represents and warrants that it owns the Biological Materials and has obtained or will obtain all fully informed consents required by applicable law with respect to the Biological Materials and the rights granted to company here under.

10.6 Except as otherwise expressly set forth in this Agreement, SKI MAKES NO REPRESENTATIONS, AND COMPANY ACKNOWLEDGES THAT, SINCE THE BIOLOGICAL MATERIALS ARE EXPERIMENTAL IN NATURE, THEY ARE PROVIDED WITH NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. Moreover, except as expressly set forth herein, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

ARTICLE 11

EXPORT CONTROLS

It is understood that SKI is subject to United States Laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Company that Company shall not export data or commodities to certain foreign countries without prior approval of such agency. SKI neither represents that a license shall not be required nor that, if required, it shall be issued.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 12

NON-USE OF NAMES

No party shall use the name of the other party, nor any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature or for whatever purpose whatsoever without prior written consent.

ARTICLE 13

ASSIGNMENT

Except as otherwise provided herein, neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld; provided, however, the Company may assign this Agreement to any Affiliate or to any successor of substantially all of the Company’s assets in a manner such that the assignee agrees in writing to remain liable and responsible for the performance and observance of all its duties and obligations hereunder. References to a party shall include any Affiliate of that party to whom such an assignment or delegation has been made or ratified. Subject to the restrictions contained in the preceding sentence, this Agreement shall be binding upon the successors and assigns of the parties. Any attempted delegation or assignment not in accordance with this Article shall be of no force or effect.

ARTICLE 14

TERMINATION

14.1 The term of this Agreement shall begin on the Effective Date and, unless this Agreement is earlier terminated in accordance with this Section 14.1, shall expire upon expiration of the last-to-expire Royalty Term for any Licensed Product or Licensed Process. SKI may terminate this Agreement prior to its expiration:

(a) if (i) Company is declared insolvent by a court of competent jurisdiction and does not return to solvency before the expiration of a thirty (30) day period, or (ii) a petition in bankruptcy is filed against Company and is consented to, acquiesced in or remains undismissed for thirty (30) days, or (iii) Company makes a general assignment for the benefit of creditors, or (iv) a receiver is appointed for Company;

(b) if Company fails to pay SKI license fees and royalties due and payable hereunder for more than thirty (30) days past the date such payments are due, SKI shall have the right to terminate this Agreement on thirty (30) days written notice, unless Company shall pay SKI within the thirty (30) day period, all such license fees, royalties and patent expenses and interest due and payable. Upon the expiration of the thirty (30) day period, if Company shall not

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

have paid all such royalties, patent expenses and interest due and payable, the rights, privileges and license granted hereunder shall terminate;

(c) if Company materially breaches a provision of this Agreement, such as Company defaults in its obligations under Section 10.3 to procure and maintain insurance or if an examination pursuant to Section 8.1 shows an underreporting or underpayment by Company in excess of 20% for any twelve (12) month period, other than those occurrences set out in Sections 14.1(a) and 14.1(c), hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Section 14.1(D), SKI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by sixty (60) days’ notice to Company. Such termination shall become effective unless Company shall have cured any such breach prior to the expiration of the sixty (60) day period.

(d) if Company is convicted of a felony relating to the manufacture, use, or sale of Licensed Products;

14.2 Company shall be entitled to terminate this Agreement upon sixty (60) days advance written notice to SKI, either at will (without penalty of any kind) or in the event of SKI’s material breach of any of the provisions of this Agreement, which breach is not cured (if capable of being cured) within this sixty (60) day period.

14.3 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

14.4 If this Agreement is terminated, or if Company suspends Development Program for six (6) months or more, or does not intend to use specific Biological Materials, and upon the request of SKI, Company shall promptly return any unused Biological Materials to SKI or dispose of them in an approved manner, at SKI’s discretion.

14.5 On a country-by-country and Licensed Product-by-Licensed Product or Licensed Process-by-Licensed Process basis, at the end of the Royalty Term for a Licensed Product or Licensed Process in a country, the licenses granted to Company under this Agreement shall become perpetual, irrevocable, non-exclusive, transferable, paid-up, and royalty-free.

14.6 Articles 7, 10, 12, 15 and 16 and Sections 8.1, 14.3, and 14.4 of this Agreement shall survive termination or expiration.

ARTICLE 15

PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

to such party at its address below or as it shall designate by written notice given to the other party:

In the case of SKI:

Sloan-Kettering Institute for Cancer Research

1275 York Avenue

New York, New York 10021

Attention: Eric M. Cottington

Vice President

Research Resources Management

In the case of Company:

MabVax Therapeutics, Inc.

David Hansen

President and CEO

11588 Sorrento Valley Road, Suite 20

San Diego, CA 92121

Checks shall be made payable to Sloan-Kettering Institute for Cancer Research (Tax I.D. No. 13-1624182) and shall be forwarded to:

Memorial Sloan-Kettering Cancer Center

Office of Industrial Affairs

General Post Office Box

P. O. Box 27718

New York, New York 10087-27718

ARTICLE 16

MISCELLANEOUS PROVISIONS

16.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

16.2 The parties agree that any dispute relating to this Agreement, to any rights or licenses granted hereunder and to any patents licensed hereunder, shall be resolved in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York. Each party hereby submits itself to the jurisdiction of those courts for the purpose of resolving any such disputes.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

16.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

16.4 The relationship between the parties under this Agreement shall be that of independent contractors and not as an agent, joint venturer, or partner. Nothing in this Agreement gives either party the right to act on behalf of the other or incur any obligation or liability on behalf of the other party without its prior written consent.

16.5 Company agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

16.6 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

16.7 This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

16.8 Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected Party.

IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

Sloan-Kettering Institute for Cancer Research			MabVax Therapeutics, Inc.

By:	/s/ Erin M. Cottington		By:	/s/ David Hansen
	Eric M. Cottington Vice President Research Resources Management			David Hansen President and CEO MabVax Therapeutics, Inc.

	Date:	04/07/2008		Date:	03/25/2008

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Read and Understood:

/s/ Philip O. Livingston
Philip O. Livingston

/s/ Govind Ragupathi
Govind Ragupathi

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

Planned SKI Clinical Trials Utilizing Licensed Vaccines

[*****]

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

SK#13624

EXHIBIT B

Development Program

1.1	Collection of Lymphocytes from Target Donors and Incorporation into the MabVax Antibody Generation Process

MabVax will coordinate the initial antibody generation efforts with the currently planned Phase I and 11 clinical trial program scheduled to begin in the first quarter of 2008 at MSKCC.

MabVax will make reasonable efforts to rescue human monoclonal antibodies derived from SKI Biological Materials using established MabVax know-how and technology that has been used successfully in the past. SKI will provide the respective antigens and cell lines in sufficient amount and quality to enable screening for antibody producing cells and evaluation of antibody binding (ELISA and other assays). The initial goal is to generate antibody producing hybridoma cells that are specific for the antigens used for vaccination. Multiple sequential antibody generation efforts will be initiated as lymphocytes become available from individuals with a demonstrated immune response to at least one of the antigens.

1.2	Generation of Primary Panel of Antibodies to Each Cancer Antigen

Cells that produce specific antibodies of interest will be expanded and subcloned, if possible, and the variable sequence of the antibodies will be cloned and rescued by Molecular Biology technology (PCR). The variable sequence will be inserted into a full length human IgG antibody and expressed in mammalian cells to generate recombinant human antibodies. MabVax intends to generate a panel of 10 or more distinct antibodies specific for each of the antigens used in the vaccines. The isolated antibodies will be sequenced and classified according to the current antibody nomenclature.

1.3	Evaluation of Each Panel of Antibodies to Select Lead Antibody for In Vitro Testing

The human antibodies will initially be selected based on binding to the specific antigen as measured by ELISA. Subsequent testing will establish antigen specificity and reactivity with the native antigen expressed on cells by flow cytometry. More stringent functional assays will also be used to probe the utility of antibodies. For example, the ability of the antibody candidates to mediate complement mediated lysis utilizing human complement will be evaluated. In addition, the antibodies will be tested for in vitro activity in complement dependent and complement independent cell mediated lysis assays (ADCC assays). Small scale production (1-10 mg amounts) and purification will be done to obtain sufficient material to perform these in vitro assays.

1.4	Selection of Lead Antibody Candidates for Each Antigen

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

SK#13624

The next goal is to select the most promising candidates for further development. Antibody candidates with promising specificity, affinity and effector function activity in vitro will be scaled up further to produce antibodies at the several 100 mg scale. Selection of a high producing cell line(s) and adaptation to serum-free media will be performed. Once sufficient antibody is generated, the efficacy of the selected candidates will be determined in suitable murine cancer models. Initially it is planned to focus on [*****] which is expressed on an available syngeneic murine malignancy (the EL4 lymphoma). Xenogenic models involving subcutaneous or intravenous administration of human cancer cells lines into nude mice or, as recently described for a series of SCLC cell lines, NK depleted SCID mice will also be pursued.

The efficacy of selected, most promising lead candidate antibodies may be further evaluated to compare stand alone or combination treatment. It is anticipated that the proposed in vivo studies will lead to the selection of antibody lead candidates that merit further preclinical and clinical development efforts.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

SK#13624

EXHIBIT C

Amounts and schedule of Biological Materials to be delivered

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

Funding

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT E

SKI Patents

[*****]

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.